SCHEDULE 14A
                            (Rule 14a-101)

               INFORMATION REQUIRED IN PROXY STATEMENT

                       SCHEDULE 14A INFORMATION

              Proxy Statement Pursuant to Section 14(a)
     of the Securities Exchange Act of 1934 (Amendment No.     )


Filed by the Registrant [X]
Filed by Party other than the Registrant [ ]


Check the appropriate box:

 [ ]  Preliminary Proxy          [ ]  Confidential, For Use of
     Statement                       the Commission Only (as
                                     permitted by Rule
                                     14a-6(e)(2))

[X]  Definitive Proxy Statement [ ]  Definitive Additional
                                     Materials

[ ]  Soliciting Materials
     Pursuant to Rule 14a-12


                        DOVER PETROLEUM CORP.
         ----------------------------------------------------
           (Name of Registrant as Specified in Its Charter)


         ----------------------------------------------------
 (Name of Person(s) Filing Proxy Statement, if other than Registrant

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                         DOVER PETROLEUM CORP.
                          10225 YONGE STREET
                RICHMOND HILL, ONTARIO CANADA L4C 3B2

        NOTICE OF SPECIAL MEETING IN LIEU OF ANNUAL MEETING OF
               SHAREHOLDERS TO BE HELD JANUARY 20, 2004


To the holders of Common Stock of Dover Petroleum Corp.:

Notice is hereby given that a Special Meeting in Lieu of Annual Meeting of Shareholders of Dover Petroleum Corp. (the "Company"), will be held at 10225 Yonge Street, Richmond Hill, Ontario Canada L4C 3B2 on January 20, 2004, at 10:30 a.m., local time, for the following purposes:

     1.   To elect four Directors to serve until the next Annual
Meeting of Shareholders or until their successors are elected and qualified; and

     2. To consider and take action upon such other matters as may properly come before the meeting and any adjournments thereof.

The close of business on December 22, 2004, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting. The transfer books of the Company will not be closed.

All shareholders are cordially invited to attend the meeting.
Whether or not you expect to attend, you are respectfully requested to sign, date and return the enclosed proxy promptly in the accompanying envelope which requires no postage if mailed in the United States.

By Order of the Board of Directors,
Robert Salna, Secretary

                        DOVER PETROLEUM CORP.
                          10225 YONGE STREET
                RICHMOND HILL, ONTARIO CANADA L4C 3B2

                           PROXY STATEMENT
             SPECIAL MEETING IN LIEU OF ANNUAL MEETING OF
               SHAREHOLDERS TO BE HELD JANUARY 20, 2004


This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Dover Petroleum Corp. (the "Company") of proxies to be voted at the Special Meeting in Lieu of Annual Meeting of Shareholders to be held at 10225 Yonge Street, Richmond Hill, Ontario Canada L4C 3B2 on January 20, 2004 at 10:30 a.m. local time, and at any adjournments thereof, for the purposes set forth in the accompanying Notice of Special Meeting in Lieu of Annual Meeting of Shareholders. Any shareholder giving such a proxy may revoke it by written notice to the Secretary of the Company at the above-stated address at any time before it is exercised. Attendance at the meeting will not have the effect of revoking the proxy unless such written notice is given, or unless the shareholder votes by ballot at the meeting.

The approximate date on which this Proxy Statement and the accompanying form of proxy will first be sent or given to the Company's shareholders is December 24, 2003. The Company's Annual
Report on Form 10-KSB for the year ended December 31, 2002 is being mailed to stockholders simultaneously with the mailing of this Proxy Statement.

The Company will bear the cost of preparing, printing, assembling and mailing all proxy materials which may be sent to shareholders in connection with this solicitation. Arrangements will also be made with brokerage houses, other custodians, nominees and fiduciaries, to forward soliciting material to the beneficial owners of the Company's shares of Common Stock held by such persons. The Company will reimburse such persons for reasonable out of pocket expenses incurred by them. In addition to the solicitation of proxies by use of the mails, officers and regular employees of the Company may solicit proxies without additional compensation, by telephone, correspondence or personally. The Company does not expect to pay any compensation for the solicitation of proxies.


                        RECORD DATE AND VOTING

Only holders of shares of Common Stock, $.001 par value per share (the "Common Stock"), of record at the close of business on December 22, 2003 (the "Record Date") are entitled to vote at the meeting. On the record date, the Company had issued and outstanding 50,451,261 shares of Common Stock. Each outstanding share of Common Stock is entitled to one vote upon all matters to be acted upon at the meeting. The presence, in person or by proxy, of the holders of shares representing a majority of the outstanding shares of Common Stock will constitute a quorum.

If the enclosed form of proxy is properly executed and returned, the Common Stock represented thereby will be voted in accordance with the instructions thereon. If no instructions are indicated, the Common Stock represented thereby will be voted FOR the election of each of the nominees set forth under the caption "Election of Directors."

Your vote is important.  ACCORDINGLY, YOU ARE URGED TO SIGN AND
RETURN THE ACCOMPANYING PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. If you do attend, you may vote by ballot at the meeting, thereby canceling any proxy previously given.

           SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                            AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of Common Stock for (i) each person known by the Company to own beneficially five percent or more of the outstanding shares of the Company's Common Stock, (ii) each Director and nominees of the Company, (iii) each of the executive officers named under "Executive Compensation," and (iv) all officers and Directors (including nominees) of the Company as a group as of December 22, 2003.


     Name and Address of          Amount and     Approximately
       Beneficial Owner           Nature of        Percent of
                                  Beneficial        Class (1)
                                 Ownership (1)

Carn Associates Ltd.                2,549,240(2)          5.00(2)
12 Chapel Street
Canton, New York 13617

Deevale Limited                     2,549,240(3)          5.00(3)
1113 Russell Drive
Highland Beach, Florida 33487

W.R. (Ted) McKechnie                     250,000             0.49
496 Drake Circle
Waterloo Ontario N2T 1L1
Canada

Robert Salna                       13,860,200(4)         27.48(4)
10225 Yonge Street
Richmond Hill, Ontario  L4C
3B2
Canada

Oury M. Ymar                          1,134,637              2.25
3, Place Des Eaux - Vives
1207 Geneva, Switzerland


Raghunath Kilambi                              0             0.00
53 Yonge Street, 3rd Floor
Toronto, Ontario M5E 1J3
Canada

Gregory A. Nuttall                        38,500             0.07
53 Yonge Street, 3rd Floor
Toronto, Ontario M5E 1J3
Canada

All directors and officers as         15,244,637            30.22
a group



(1)For purposes of the table, a person or a group of persons is deemed to have "beneficial ownership" as of a given date of any shares which that person has the right to acquire within 60 days after that date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any shares which that person or persons has the right to acquire within 60 days after that date are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person

(2)Voting control over the shares owned by Carn Associates Ltd. is exercised by David Karrn as the trustee of the Longshore Trust.

(3)Voting control over the shares owned by Deevale Limited is exercised by Mr. Andrew Hardman.

(4)Includes 4,560,200 shares recently issued to Mr. Salna, but excludes 6,750,000 of our shares that may be issued to Mr. Salna, in exchange for cancellation of the amounts due from us to Mr. Salna, as well as, any additional amounts advanced by Mr. Salna on our behalf through December 31, 2003. If such shares are issued, Mr. Salna will own approximately 36% or our common stock and the directors and officers as a group would own approximately 38.5% of our common stock.

     On December 15, 2003, Messrs. Salna, Kilambi, Nuttall and Ymar were elected as Directors pursuant to written consents signed by stockholders holding a majority of our voting power. The consents were solicited by Mr. Salna. We believe that the election through the use of the consents complied with the applicable law of Nevada. We, likewise, believe that Mr. Salna's solicitation did not comply with the provisions of the Securities Exchange Act of 1934 (the "Exchange Act") relating to the solicitation of consents or the applicable rules and regulations under the Exchange Act. The election of Messrs. Salna, Kilambi, Nuttall and Ymar constituted a change of control of the Company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely upon a review of any Forms 3 and 4 and amendments thereto furnished to the Company under Rule 16a-3(a) under the Exchange Act during its most recent fiscal year and any Forms 5 and amendments thereto furnished to the Company with respect its most recent fiscal year, and any written representations referred to in subparagraph (b)(2)(i) of Item 405 of Regulation S-B, other than as set forth below no person who, at any time during the year ended
December 31, 2002, was a director, officer, or to the   knowledge of
the Company, was a beneficial owner of more than 10% of any class of equity securities of the Company registered pursuant to Section 12, filed the reports required by Section 16(a) of the Exchange Act during the most recent fiscal year or prior fiscal years other than as may have been previously disclosed in the Company's reports filed with the SEC. The Company is aware that Messrs Ymar, Kilambi and Nuttall did not file certain reports subsequent to their election as Directors.



                        ELECTION OF DIRECTORS

At the meeting, four Directors will be elected by the shareholders to serve until the next Annual Meeting of Shareholders or until their successors are elected and qualified. The accompanying form of proxy will be voted for the election as Directors of the nominees listed below unless the proxy contains contrary instructions. Management has no reason to believe that any of the nominees will not be a candidate or will be unable to serve as a Director. In the event, however that any of the nominees should become unable or unwilling to serve as a Director, the proxy will be voted for the election of such person or persons as shall be designated by the Directors.



VOTE REQUIRED

The affirmative vote of a plurality of the votes cast at the election is necessary for the election of Directors.


BOARD OF DIRECTORS RECOMMENDATION

The Board of Directors recommends that the shareholders vote "FOR" the election of each of Messrs. Kilambi, Nuttall, Salna and Ymar.


Set forth is certain information with respect to each of the nominees and each of the Company's Executive Officers:



Name                 Positions with the      Director   Age
                     Company                 Since

Robert Salna (1)     Chief Executive         2002       46
                     Officer, Chief
                     Financial Officer,
                     President, Secretary
                     and Director (Chairman)

W.E. (Ted)           Director                1999       54
McKechnie (2)


Oury M. Ymar (3)     Director                2003       41


Raghunath Kilambi    Director                2003       38
(4)

Gregory A. Nuttall   Director                2003       38
(5)




(1)Robert Salna has been the Chief Executive Officer and a director since January 17, 2002. From 1999 and continuing currently Mr. Salna serves as chief executive officer and managing director of Dover Investments Limited, Toronto, Canada, a company that purchased the operator's interest in the Ras El Ush, Egypt oil field from Marathon Oil Company Limited of Houston Texas. Mr. Salna is the sole shareholder of Dover Investments Limited. In 1998, Mr. Salna was one the founders of Perial Ltd., a Canadian publicly traded company involved in the oil and natural gas business. Perial is currently seeking to raise up to $12,000,000 to engage in exploration programs and provide capital for other acquisitions. Since 1980 and continuing currently Mr. Salna serves as President of
P. Salna Company Limited, Toronto, Canada, a land surveying firm started by Mr. Salna's father.

(2)Ted McKechnie was the President until December 2003, and has been a director since 1999. Commencing during 1998 and continuing currently, Mr. McKechnie serves as President and CEO of William Davies Consulting, Inc., a consulting firm specializing in business integration, rightsizing, turnaround, new business start up, marketing and sales matters. From 1994 through 1998, Mr McKechnie served as president and chief operating officer of Humpty Dumpty Snack Foods Ltd., of Canada.

(3)Oury M. Ymar has been a director since December, 2003. During the past five years, Mr. Ymar has served as the president and sole director and shareholder of Tridex Elite SA, a Swiss company involved in real estate development and construction business. Mr. Ymar holds a bachelors degree in economics from the Iscam school, Lucerne, Switzerland and a masters degree in Business Administration from the Essec school, Paris, France.

(4)Raghunath Kilambi has been a director since December, 2003. From March, 1998 through November 2000, Mr. Kilambi served as the co-founder, executive vice president, chief financial officer and as member of the board of directors of FutureLink Corp. Of Irvine, California, a application services provider. Commencing in May, 2003, and continuing currently, Mr. Kilambi serves as chairman, chief executive officer and chief financial officer of Swiss Medica, Inc., a company involved in the biosciences industry. Commencing in 2001 and continuing currently, Mr. Kilambi serves as a general partner at Rubicon Investment Group, a merchant banking firm focused on private equity buyouts and investments in undervalued businesses.
 Mr. Kilambi holds a Bachelor of Commerce: Finance and Accounting Degree from McGill University, a Graduate Diploma in Public Accounting from McGill University and has been a member of the Canadian Institute of Chartered Accountants since 1989.

(5)Gregory A. Nuttall has been a director since December, 2003.
From 1994 through 2000, Mr. Nuttall served as co-chairman and chief executive officer of Cultural Research, Inc., a managment
consulting.   Commencing in 2001 and continuing currently, Mr.
Nuttall serves as a general partner at Rubicon Investment Group, a merchant banking firm focused on private equity buyouts and investments in undervalued businesses. Likewise, commencing in July, 2003 and continuing currently, Mr. Nuttall serves as Vice-Chairman and Executive Vice President of Swiss Medica, Inc., a company involved in the bioscience industry. Mr. Nuttall holds a bachelors degreee from the University of Manitoba, a Bachelor of Laws degree from Osgoode Hall Law School, York University and a Master of International Laws degree from Cambridge University.

The Board of Directors has not proposed the nomination of Mr.
McKechnie as a Director at the Special Meeting in Lieu of Annual
Meeting.  Accordingly, it is contemplated that the term of Mr.
McKechnie as a Director will end at that time.

No person who is not an executive officer of the Company is expected to make a significant contribution to the business of the Company.

There are no family relationships between any Directors and executive officers.

The Company does not have a separately-designated standing audit committee or any other committee. Accordingly the entire Board of Directors is acting as the Company's Audit Committee.

During 2003, the Board of Directors held 5 meetings.

All Directors hold office until the next Annual Meeting of Shareholders of the Company or until their successors are elected and qualify.


Executive Compensation

The following table (the "Summary Table") sets forth the salary, bonus and other annual compensation earned by (i) the Company's chief executive officer and (ii) the Company's four most highly compensated executive officers other than the chief executive officer who served as such on December 31, 2003 and whose total annual salary and bonus exceeded $100,000 (the "Named Officers"):

Summary Table
(1)

Name and     Year   Salary    Bonus
Principal
Position

Robert       2000   $0        $0
Salna,
Chief
Executive    2001   $0        $0
Officer,
Acting
Chief        2002   $0        $0
Financial
Officer and
Chairman of
the Board
of
Directors
(2)

W.E. (Ted)   2000   $120,000  $30,000
McKechnie,
Director (3)
             2001   $0        $0


             2002   $0        $0


(1)No individual grants of stock options were made during 2000, 2001 or 2002 to the Named Officers. No options issued by the Company were exercised by any of the Named Officers during such years. On December 31, 2002, the Named Officers held no options or warrants to purchase the Company's securities. During 2000, 2001 or 2002, the Company did not reprice any stock option or SAR previously awarded to the Named Officers.

     During 2000, 2001 or 2002, no other compensation not otherwise referred to herein was paid or awarded by the Company to the Named Officers, the aggregate amount of which compensation, with respect to any such person, exceeded the lesser of $50,000 or 10% of the annual salary and bonus reported in the Summary Table for such person.

(2)The Company does not yet have any agreement or understanding with Mr. Salna in regard to compensation, but anticipates that it may enter into negotiations with Mr. Salna in the near future. The Company is not presently able to calculate the nature or extent of any of the compensation that may be payable to Mr. Salna as a result of any such negotiations.

(3)The Company does not have any agreement or understanding with Mr. McKechnie in regard to compensation. The Company is not presently able to calculate the nature or extent of any of the compensation that may be payable to Mr. McKechnie in the future.

     The Company has not yet instituted any incentive plan or arrangement designed to compensate or otherwise reward directors, officers, employees or consultants, but it expects that it may do so in the near future. The Company is not presently able to calculate the nature or extent of any of the compensation that may be associated with any such incentive plan or arrangement.

     Other than as described herein, the Company has not yet determined the nature of any arrangement relating to payment of compensation to Directors for any services provided as a director or the manner in which any party, including directors, will be compensated for participation in any committee, but the Company expects that it may do so in the near future. Accordingly, the Company is not presently able to calculate the nature or extent of any of the compensation that may be associated with any such compensation plan or arrangement.

     The Company has not paid any compensation to its directors for any services provided as a director nor did it pay any compensation to any other party for participation in any committee of the Board of Directors or any advisory committee.

     The Company may enter into employment and consulting agreements with individuals and entities to provide certain services. The Company is not presently able to calculate the total annual dollar cost in connection with such additional employment and consulting agreements. Likewise, the Company expects that as a part of such additional employment and consulting agreements, and in order to attract such parties, it may, provide such parties with its common stock or options or warrants to acquire shares of its Common Stock. The Company cannot calculate the total number of shares or the amount of such options or warrants that may be offered.


                         CERTAIN TRANSACTIONS

On March 31, 2002, the Company concluded a voluntary share exchange transaction with all of the shareholders of Dover Petroleum Egypt I, Inc., a Florida corporation ("Dover Egypt") whereupon Dover Egypt became the Company's wholly owned subsidiary. At the time of the exchange, 1,600,000 shares and 500,000 of Dover Egypt common stock were beneficially owned by Robert Salna and Allan Ibbitson, respectively. Dover Egypt was formed on August 2, 2001 for the purpose of becoming the owner, by virtue of a joint venture agreement, of 50% of the partnership interests of Dover Petroleum Egypt Joint Venture . On January 17, 2002, Messrs. Salna and Ibbitson became members of the Company 's Board of Directors. Mr. Ibbitson resigned from the Board of Directors on November 8, 2002. The resignation of Mr. Ibbitson was not as a result of any disagreement with the Board.

Dover Petroleum Egypt Joint Venture, pursuant to an option agreement has the right to acquire the interest of Dover Investments Limited ("Optionor") in a Concession Agreement for Petroleum Exploration and Exploitation between Optionor, the Arab Republic of Egypt and the Egyptian General Petroleum Corporation dated April 23, 2001. The Concession Agreement relates to the exclusive concession for the exploitation of petroleum and natural gas in and throughout the East Wadi Araba Area of the Gulf of Suez. Mr. Salna owns and controls the Optionor and owns a 15% interest in the Dover Egypt Joint Venture.


                    REPORT OF THE AUDIT COMMITTEE


The Company's Board of Directors acts as the Audit Committee. The
Audit Committee does not have a charter.

The role of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board of Directors, including the selection of the Company's independent certified public accountants and the approval of services and fees provided by the independent certified public accountants. Management of the Company has the primary responsibility for the Company's financial statements as well as the Company's financial reporting process, principles and internal controls. The independent auditors are responsible for performing an audit of the Company's financial statements and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles.

In this context, the Audit Committee has reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2002 with management and the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and it has discussed with the auditors their independence from the Company. The Audit Committee has also considered whether the independent auditors' provision of non-audit services to the Company is compatible with maintaining the auditors' independence.

Based on the reports and discussions described above, the Audit
Committee recommended that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2002 for filing with the SEC.


                                   /s/ Robert Salna
                                   Robert Salna

                                   /s/ Oury M. Ymar
                                   Oury M. Ymar

                                   /s/ Raghunath Kilambi
                                   Raghunath Kilambi

                                   /s/Gregory A. Nuttall
                                   Gregory A. Nuttall


                                   Members of the Board of Directors

                                   December 23, 2003

                         INDEPENDENT AUDITORS

     The Board of Directors selected Samuel Klein and Company as the independent auditors for the Company with respect to its filings made with the SEC for the year ended December 31, 2002.
Representatives of Samuel Klein and Company are not expected to be present at the Special Meeting in Lieu of Annual Meeting.

Fees Paid to Independent Auditors

Audit Fees

     $69,350 and $60,000 were billed to the Company by Samuel Klein and Company for each of 2001 and 2002, respectively, for professional services rendered by Samuel Klein and Company for the audit of the annual financial statements of the Company and review of financial statements included in the Quarterly Reports on Form 10-QSB of the Company or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those years.

Audit-Related Fees

     No amounts were billed to the Company by Samuel Klein and Company for each of 2001 and 2002, respectively, for assurance and related services by Samuel Klein and Company that were reasonably related to the performance of the audit or review of the financial statements of the Company and are not reported under the caption "Audit Fees" above.

Tax Fees

     No amounts were billed to the Company by Samuel Klein and Company for each of 2001 and 2002, respectively, for tax services.

Other Fees

     No amounts were billed to the Company by Samuel Klein and Company for each of 2001 and 2002, respectively other fees.

The Board of Directors is responsible for reviewing the terms of any proposed engagement of the independent auditors for non-audit services and for pre-approving all such engagements. In providing any pre-approval, the Board of Directors considers whether the services to be approved are consistent with the SEC's rules on auditor independence. In the future, the Company intends to disclose all approved non-audit engagements as required in the applicable filings we make with the SEC.

Less than 50 percent of the hours expended on Samuel Klein and Company engagement to audit the financial statements of the Company for 2002 were attributed to work performed by persons other than the Samuel Klein and Company's full-time, permanent employees.


                        SHAREHOLDER PROPOSALS


The Company will, in future proxy statements, include shareholder proposals complying with the applicable rules of the SEC and any applicable U.S. state laws. In order for a proposal by a shareholder so complying to be included in the proxy statement relating to the Annual Meeting of Shareholders to be held in 2005, that proposal must be received in writing by the Secretary of the Company at the Company's principal executive office no later than January 15, 2005.



                     ANNUAL REPORT ON FORM 10-KSB


Shareholders may obtain copies of the Annual Report of the Company on Form 10-KSB as filed with the SEC without charge by writing to the Company at the above mailing address directed to the attention of the Secretary.


                            OTHER MATTERS


At the time of the preparation of this Proxy Statement, the Board of Directors knows of no other matter which will be acted upon at the Special Meeting in Lieu of Annual Meeting. If any other matters are presented properly for action at the Special Meeting in Lieu of Annual Meeting or at any adjournments thereof, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders insofar as such proxies are not limited to the contrary.


By Order of the Board of Directors,
Robert Salna, Secretary
December 23, 2003

                        DOVER PETROLEUM CORP.


                                PROXY


     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



The undersigned hereby appoints each of Robert Salna with the power of substitution, as proxy to represent the undersigned at the Special Meeting in Lieu of Annual Meeting of Shareholders to be held at 10225 Yonge Street, Richmond Hill, Ontario Canada L4C 3B2 on January 20, 2004, at 10:30 a.m., local time, and at any adjournment thereof, and to vote the shares of stock the undersigned would be entitled to vote if personally present, as indicated below.




1.  Election of Directors:


                                   FOR       AGAINST   ABSTAIN

To elect Raghunath Kilambi as a       [ ]       [ ]       [ ]
Director

To elect Gregory A. Nuttall as a      [ ]       [ ]       [ ]
Director

To elect Robert Salna as a            [ ]       [ ]       [ ]
Director

To elect Oury M. Ymar as a            [ ]       [ ]       [ ]
Director




2. In their discretion, proxies are authorized to vote upon such other business as may properly come before the meeting of which the company was not aware at least 45 days prior to the mailing of the Proxy Statement to shareholders.



This proxy, when properly executed, will be voted in the manner as directed herein. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS. The undersigned, by signing this proxy, acknowledges receipt pf the Company's Annual Report on Form 10-KSB for the year ended December 31, 2002 and the Company's Proxy Statement.


Dated: ________, 2004




____________________________
Signature




_____________________________
Signature if held jointly


Please date, sign exactly as name appears on this form of proxy and return promptly. If the shares are registered in the names of two or more persons, each should sign. When signing as Corporate
Officer, Partner, Executor, Administrator, Trustee or Guardian, please give full title.